UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 25, 2012

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas 77056-6189
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +1 713 621 7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of shareholders during the general meeting of shareholders of Rowan Companies plc (the “Company”), held on July 25, 2012, are shown below. As of the record date, June 4, 2012, there were 124,184,934 Class A Ordinary Shares (“Shares”) outstanding and entitled to vote at the meeting. The holders of a total of 95,230,791 Shares were present in person or by proxy at the general meeting.

Proposal 1 – Elect Thomas R. Hix as a Class III Director for a term to expire at the annual general meeting of shareholders to be held in 2015:

For	Against	Abstain	Broker Non-Vote
84,992,236	1,262,467	1,032,482	7,943,606

Thomas R. Hix was elected for a term to expire at the annual general meeting of shareholders to be held in 2015, which is in accordance with the Company’s previously announced phased-in declassification of its Board of Directors.

Proposal 2 – Elect Suzanne P. Nimocks as a Class III Director for a term to expire at the annual general meeting of shareholders to be held in 2015:

For	Against	Abstain	Broker Non-Vote
85,762,682	495,320	1,029,183	7,943,606

Suzanne P. Nimocks was elected for a term to expire at the annual general meeting of shareholders to be held in 2015, which is in accordance with the Company’s previously announced phased-in declassification of its Board of Directors.

Proposal 3 – Elect P. Dexter Peacock as a Class III Director for a term to expire at the annual general meeting of shareholders to be held in 2015:

For	Against	Abstain	Broker Non-Vote
72,207,981	14,045,323	1,033,881	7,943,606

P. Dexter Peacock was elected for a term to expire at the annual general meeting of shareholders to be held in 2015, which is in accordance with the Company’s previously announced phased-in declassification of its Board of Directors.

Proposal 4 - Ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-Vote
91,497,229	3,691,693	41,869	N/A

The appointment of Deloitte & Touche LLP was ratified.

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Proposal 5 - Ratify the appointment of Deloitte & Touche UK LLP as our U.K. statutory auditors under the Companies Act 2006.

For	Against	Abstain	Broker Non-Vote
91,990,933	3,197,482	42,376	N/A

The appointment of Deloitte & Touche UK LLP was ratified.

Proposal 6 - Ratify that the Audit Committee is authorized to determine our U.K. statutory auditors’ remuneration.

For	Against	Abstain	Broker Non-Vote
91,392,465	3,795,957	42,369	N/A

The authorization of the Audit Committee to determine our U.K. statutory auditors’ remuneration was ratified.

Proposal 7 - Approve, by non-binding vote, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
68,672,077	15,597,110	3,017,998	7,943,606

On an advisory basis, the Company’s executive compensation as set forth in the proxy statement was approved.

Item 8.01 Other Events.

On July 25, 2012, the Company, as successor issuer to Rowan Companies, Inc., announced that it will continue the previously announced $150 million share repurchase program, of which approximately $25 million remains available. To effect such repurchases, the Company entered into a purchase agreement with a dealer. As directed by the Company in repurchase notices provided to the dealer from time to time, the dealer will acquire Shares either in the open market or through privately negotiated transactions. The Company will purchase the Shares from the dealer at a price equal to the price per Share actually paid by the dealer, plus a commission. Share repurchases may be commenced or suspended from time to time without prior notice and, in accordance with English law, any Shares repurchased by the Company will be cancelled. The purchase agreement terminates on April 30, 2017 or sooner under certain circumstances.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2012

ROWAN COMPANIES PLC

	By:	/s/ William H. Wells
William H. Wells
Senior Vice President – Chief Financial Officer and Treasurer
(Principal Financial Officer)

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